UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2017

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2017, MagneGas Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) in Clearwater, Florida. As of the record date for the Special Meeting, there were 59,597,531 shares of the Company’s common stock outstanding and 1,000,000 shares of the Company’s Series A Preferred Stock outstanding. The holders of 44,800,826 shares of common stock and 1,000,000 shares of Series A Preferred Stock were represented in person or by proxy at the Special Meeting. The Company’s stockholders voted on, and approved, the following proposals at the Special Meeting:

Proposal No. 1 — A proposal to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of common stock and treasury stock at a ratio of one-for-ten.

Common Stock

For	Against	Abstain	Broker Non-Votes

35,428,483	8,441,032	931,311	0

Series A Preferred Stock

For	Against	Abstain	Broker Non-Votes

1,000,000	0	0	0

Proposal No. 2 — A proposal to approve an Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 90,000,000 to 190,000,000 and to make such other modifications to the charter as adopted by the Board of Directors.

Common Stock

For	Against	Abstain	Broker Non-Votes

30,029,523	13,790,344	0	0

Series A Preferred Stock

For	Against	Abstain	Broker Non-Votes

1,000,000	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By:	Ermanno Santilli
Its:	Chief Executive Officer